Exhibit 23.2 to
Form S-1 Registration Statement


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 of our reports, each dated May 16, 1996, on our audits of the financial statements of Hanover Resources, Inc. and Group S Limited. We also consent to the reference to our firm under the caption "Experts".


Grossman, Tuchman & Shah LLP


New York, New York
July 22, 1996